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                                                                   EXHIBIT 10.13

CONFIDENTIAL TREATMENT REQUESTED BY NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                             DISTRIBUTION AGREEMENT

PARTY A:      BEIJING NINETOWNS PORTS SOFTWARE AND TECHNOLOGY CO., LTD.

ADDRESS: 5TH FLOOR, UNION PLAZA, 20 CHAOWAI STREET, CHAOYANG DISTRICT, BEIJING 100020, THE PEOPLE'S REPUBLIC OF CHINA

POSTAL CODE:  100020                TEL: 010-65887788

PARTY B:      GUANGZHOU PANYU CHENGCHANG TRADE DEVELOPMENT CO., LTD.

ADDRESS: 21ST FLOOR, FRIENDSHIP CENTRE, NO. 1 FANHUA ROAD, SHIQIAO, PANYU DISTRICT, GUANGZHOU

POSTAL CODE:  511400                TEL: 020-84818122

      Pursuant to the "Contract Law of the People's Republic of China" and related regulations and following amicable negotiations, Party A and Party B agree that Party A shall appoint Party B to act as its distributor for sales and related services of "iDeclare.CIQ" enterprise software (hereinafter referred to as the "Product") in accordance with the following terms:

1) DISTRIBUTION PRODUCT: The Product was developed independently by Party A and passed evaluation and testing by the State Administration for Quality Supervision and Inspection and Quarantine of the PRC (the "PRC Inspections Administration"). It includes electronic Origin Certificate processing and electronic declaration functions.

2)    DISTRIBUTION TERRITORY: Southern China Region.

3) DISTRIBUTION DURATION 2 years from the date of execution of this agreement.

4) UNIFIED EXTERNAL MARKET PRICE: The standard price of the Product is RMB3,000 per set. The first year standard service fee is RMB1,500 per year.

5)    OBLIGATIONS OF PARTY A

      i) Party A warrants that the Product provided to Party B does have administrative authorization from the PRC Inspections
            Administration.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

      ii) Party A warrants that it shall not engage other distributors for the Product within the distribution territory during the term of this agreement.

      iii) Party A is responsible for providing acceptable Products on time in accordance with Party B's ordering plan.

      iv) Party A has the responsibility to apply for communications accounts for an electronic commerce platform for inspection and quarantine on behalf of the customers of Party B.

      v) Party A is responsible for providing various kinds of promotion and training information relating to the Product.

      vi) Party A is responsible for providing corresponding product and technical training to Party B.

      vii)  Telephone technical support service.

6)    OBLIGATIONS OF PARTY B

      i) Party B is responsible for the sales, service and technical support with respect to Party A's Product in Southern China Region.

      ii) Party B warrants that, in the process of selling the Product, the relevant state and industry laws shall be observed.

      iii) Party B warrants that it shall not act as a distributor for any other product in competition with Party A's Product in Southern China Region during the term of this agreement.

      iv) Party B warrants that all Products sold are original versions of Party B's Products and warrants that it shall not engage in any form of copyright piracy.

      v) Party B warrants that it shall provide after-sales service and technical support to users of the Product in accordance with the service standards and service scope of Party A.

      vi) Party B warrants that it shall pay for the Products by the stipulated deadline.

7)    PRODUCT QUOTA

      Party B warrants, within two years after the execution date of this agreement, that sales volume of the Product and related services shall be not less than RMB50 million.

8)    PRODUCT SETTLEMENT PRICE

      Specific settlement prices are as follows:

      i) Party B collects a one-time software and service fee of ******** for each new customer that it develops, of which Party A receives software fee of ******** and Party B receives service fee of
            ********.

      ii) If Party B continues to provide service to existing customers of Party A, it shall collect an annual service fee of ********, of which Party A and Party B shall each receive ********** of such service fee.

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9)    SETTLEMENT PERIOD

      Party A and Party B agree that the settlement period shall be three months. In other words, by the 15th day of the fourth month after Products are picked up or a customer executes a contract, the Product payment or service fee for Products picked up during that month shall be transferred into the account of Party A. The basis of the settlement shall be the number of Products (determined by the "signed receipt") actually purchased from Party A during the month in which the Products are picked up.

10)   AMENDMENT OF AGREEMENT

      When one party to the agreement requests an amendment to the agreement, it shall inform the other party in writing. The other party should respond to the notice within one week. Any amendment to the agreement must be in writing and confirmed by both parties, and the amendments shall become an inseparable part of this agreement.

11)   PARTY A'S RIGHT TO UNILATERAL TERMINATION OF THE AGREEMENT

      Under the following circumstances, Party A has the right to terminate this agreement unilaterally and without assuming any liability for breach of agreement.

      i) When, during the term of the agreement and without the consent of Party A, Party B acts as a distributor for any product that is in competition with Party A, within the above-mentioned distribution region.

      ii) When Party B fails to settle with Party A by the stipulated deadline and payment for the Products is overdued for more than 30 days.

      iii) When Party B fails to achieve the sales volume quota for the period specified in the agreement.

      iv) When Party B, by failing to observe the relevant state and industry laws, harms Party A's Product and reputation.

      v) When Party B engages in any form of copyright piracy with respect to Party A's Product.

      vi) When Party B fails to provide after-sales service and technical support to the customers of the Product in accordance with Party A's service standards and service scope, which resulted in receiving complaints by a large number of customers.

12)   PARTY B'S RIGHT TO UNILATERAL TERMINATION OF THE AGREEMENT

      Under the following circumstances, Party B has the right to terminate this agreement unilaterally and without assuming any liability for breach of agreement:

      i) When, during the term of the agreement and without consent from Party B, Party A engages a new distributor in Southern China Region.

      ii) When Party A fails to provide acceptable Products in a timely manner to Party B in accordance with Party B's ordering plan, and the delivery time exceeds the agreed upon delivery time by more than 30 days.

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      iii)  When Party A fails, in accordance with stipulations of the agreement, to apply promptly for inspection and quarantine electronic business service platform accounts for subscribers recruited by Party B, and it takes more than 20 days to open the accounts after Party B applies for same.

      iv) When Party A refuses to provide various kinds of Product-related promotion and training information and corresponding product and technical training to Party B.

13)   TERMINATION OF THE AGREEMENT

      This agreement shall be terminated automatically under the following circumstances:

      i)    The agreement expires.

      ii) When, during the term of the agreement, both parties reach a consensus after negotiation.

      iii) When one party to the agreement requests an amendment to the agreement, but both parties fail to reach a consensus, with the result that the agreement can no longer be performed.

14)   RENEWAL OF THE AGREEMENT

      Both parties hereto shall notify each other in writing 120 days prior to the expiration of the agreement of its intention to renew. If both parties reach a consensus, they may renew this agreement. If either party fails to notify the other party by the deadline, such failure shall be construed as termination of this agreement. The other party has the right to take any measures and without assuming any liability for breach of agreement.

15)   FORCE MAJEURE

      Force Majeure: an event which neither party to the agreement could foresee when the agreement was made, nor they can avoid its occurrence and overcome its consequences.

      When either party to the agreement is unable to perform the agreement as a result of force majeure, it shall promptly notify the other party of the reasons for its inability to perform, its need for postponed performance or for partial performance and provide legally valid documentary proof. After the negotiations between both parties, permit postponed performance, partial performance or non-performance of the agreement and grant partial or full exemption from liability of breach of agreement based on the specific circumstances. A full exemption from liability shall not be granted if force majeure occurs after the party concerned has delayed its performance.

16)   LIABILITY FOR BREACH OF AGREEMENT

      i) If this agreement can no longer be performed because of either party to the agreement, the defaulting party shall pay a corresponding penalty to the non-defaulting party. The amount of the penalty shall be 10% of the contract amount.

      ii) If Party B fails to settle with Party A in accordance with the specified deadline, Party B shall pay a late penalty to Party A based on the bank loan interest rate during the same

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            period. The basis for the calculation shall be the amount of the overdue payment and the length of time.

      iii) If Party A fails to provide acceptable Products to Party B is accordance with the specified deadline, Party A shall pay a late penalty to Party B based on the bank loan interest rate during the same period. The basis for the calculation shall be the settlement amount of the past due goods and the duration of the delay.

17)   DISPUTE RESOLUTION

      Should a dispute arise during the performance of this agreement, both parties should negotiate amicably. If both parties fail to reach a consensus through negotiations, they may apply for arbitration. If one party does not accept the result of arbitration, it may appeal to a People's Court.

18) BOTH PARTIES NEGOTIATE TO SEEK SOLUTIONS CONCERNING MATTERS NOT COVERED HEREUNDER. SUCH SOLUTIONS SHALL TAKE THE FORM OF ATTACHMENTS TO THE AGREEMENT, AND SHALL BE SIGNED AND CONFIRMED BY BOTH PARTIES. ATTACHMENTS ARE INSEPARABLE PART OF THIS AGREEMENT AND HAVE THE SAME LEGAL EFFECT AS THE AGREEMENT.

      There are four identical copies of this agreement and its attachments, of which each of the parties hereto shall keep two copies. This agreement takes effect after being signed and sealed by both parties.

Party A  : Beijing Ninetowns Ports Software    Party B : Guangzhou Panyu
           and Technology Co., Ltd.                      Chengchang Trade
                                                         Development Co., Ltd.

           [Seal]                                        [Seal]

Representative of Party A (Seal)               Representative of Party B (Seal):

Date:    August 15, 2003                       Date: September 3, 2003

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